Greenidge Generation Reports Third Quarter 2021 Results

Delivers Record Revenue, Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA at High End of October Guidance

Financial Highlights

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Total revenue increased to $35.8 million, up 484% year-over-year, and up 121% compared to the second quarter 2021
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Cryptocurrency Mining revenue increased to $31.2 million, up 924% year-over-year, and up 122% compared to the second quarter 2021
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Net loss was $7.9 million for the third quarter as compared to a loss of $0.3 million in the prior year and net income of $3.5 million in the second quarter of 2021
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Adjusted EBITDA of $21.2 million, compared to $0.8 million in the prior year, and $8.1 million in the second quarter of 2021 – at the high end of October guidance of $18 million to $22 million
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Adjusted EBITDA margin of 59.2%, compared to 12.7% in the prior year, and 49.9% in the second quarter of 2021
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Adjusted net income of $12.2 million
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Cash, short term investments and bitcoin holdings of $53.0 million as of September 30, 2021 and approximately $105 million as of November 14, 2021

Cryptocurrency Mining Highlights

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Mined 729 bitcoins, compared to 246 bitcoins in the third quarter of the prior year and 315 bitcoins in the second quarter of 2021
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Approximately 15,300 miners deployed with 1.2 EH/s capacity as of September 30, 2021
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Ordered additional miners after September 30, 2021 bringing total committed capacity to approximately 49,000 miners and 4.7 EH/s of capacity, including Greenidge’s launch order for Bitmain’s new ANTMINER S19 XP

Corporate Highlights

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Appointed Robert Loughran as Chief Financial Officer
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Raised $101.2 million in net proceeds through combined debt and equity sales since September 30, 2021

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DRESDEN, N.Y. – November 15, 2021 – Greenidge Generation Holdings Inc. (NASDAQ: GREE) (“Greenidge”), a vertically integrated bitcoin mining and power generation company committed to 100% carbon-neutrality, announced results for the third quarter ended September 30, 2021.

“Greenidge achieved several important milestones in the third quarter of 2021, laying a foundation for robust future growth and solidifying our position as a leading vertically integrated and carbon-neutral bitcoin miner,” said Jeff Kirt, Chief Executive Officer. “The quarter’s results

GREE Earnings Release 11.15.21

are a testament to the hard work and dedication of our team. Since the end of the quarter, we have fortified our liquidity position, enabling us to advance several key strategic growth initiatives. We recently announced plans to expand our mining fleet by investing in state-of-the-art equipment that is by far the most efficient in the market today. Additionally, we unveiled opportunities to expand our North American footprint.”

Third Quarter 2021 Financial Results

Greenidge’s revenue for the third quarter was $35.8 million, up 484% compared to the prior year and up 121% sequentially compared to the second quarter of 2021. Cryptocurrency Mining revenue was $31.2 million, up 924% versus the prior year and up 122% sequentially. Power and Capacity revenue was $3.1 million, flat with the prior year and up 46% sequentially. The merger with Support.com on September 15, 2021 added approximately $1.5 million to third quarter revenue.

Net loss was $7.9 million for the third quarter as compared to a loss of $0.3 million in the prior year and net income of $3.5 million in the second quarter of 2021. The current quarter included $27.7 million of merger related costs ($26.6 million of which was non-cash), $2.1 million of public company filing related costs and $0.1 million of expansion costs. Excluding these items, adjusted net income(1) was $12.2 million, compared to adjusted net income of $4.2 million in the second quarter of 2021. There were no similar costs requiring adjustments to the net loss of $0.3 million in the third quarter of 2020.

Adjusted EBITDA(1) for the third quarter was $21.2 million, or 59.2% of revenue, compared to $0.8 million in the prior year or 12.7% of revenue, and $8.1 million for the second quarter of 2021 or 49.9% of revenue. The significant and continuing expansion of Cryptocurrency Mining drove the growth in Adjusted EBITDA and Adjusted EBITDA margin(1)(2) as Cryptocurrency Mining generated revenue per megawatt hour of $358, while Power and Capacity generated revenue of $69 per megawatt hour.

As of September 30, 2021, Greenidge had cash, short term investments and fair value of bitcoin holdings of $53.0 million.

GREE Earnings Release 11.15.21

Cryptocurrency Mining Commentary

Greenidge mined 729 bitcoins during the third quarter, compared to 246 bitcoins in the third quarter of the prior year and 315 bitcoins in the second quarter of 2021.

As of September 30, 2021, Greenidge had approximately 15,300 miners deployed on its site capable of producing an estimated aggregate hash rate capacity of 1.2 EH/s and had entered into additional commitments to acquire approximately 17,200 additional miners.

Since September 30, 2021, Greenidge ordered an additional 16,500 miners including Greenidge’s participation as a launch customer for the recently announced ANTMINER S19 XP from Bitmain, which delivers 27% more efficiency than any technology currently available. With the full deployment of these new miners, Greenidge’s total fleet is expected to comprise approximately 49,000 miners and is expected to achieve a total hash rate capacity of approximately 4.7 EH/s. Greenidge expects to be able to achieve a total hash rate capacity of at least 1.4 EH/s by the end of 2021.

In September 2021, Greenidge entered into an exclusive agreement with a developer for at least six sites in Texas with over 3,000MW of combined power generation capacity that Greenidge and the developer have identified as attractive locations for Greenidge data centers.

In October 2021, Greenidge announced that it had entered into a Purchase and Sale Agreement for a site in Spartanburg, South Carolina, including a 750,000 square foot building and 175 acres of land. The transaction is expected to close in early December 2021. Greenidge intends to commence initial mining operations, using portable equipment, at the Spartanburg facility in December 2021.

Additionally, Greenidge has entered into an agreement giving it an exclusive right of first refusal to develop data centers at multiple power generation sites in Texas comprising over 1,000MW of power generation assets.

Greenidge intends to develop its next commercial bitcoin mining location at either the South Carolina location or one of the Texas locations and is evaluating certain factors to determine which state and location is best suited for development.

Corporate Updates

In a separate press release today, Greenidge announced the appointment of Robert Loughran as Chief Financial Officer, effective January 1, 2022. Timothy Rainey, Greenidge’s current CFO, will remain with the company as Treasurer effective January 1, 2022.

GREE Earnings Release 11.15.21

In October 2021, Greenidge successfully closed a $55.2 million public offering of senior unsecured notes due in 2026, receiving net proceeds of $53.3 million.

Greenidge has also successfully raised $47.9 million in net proceeds through the sale of 1.98 million shares of its class A common stock since September 30, 2021 pursuant to the previously announced equity purchase agreement.

The proceeds of the senior note offering and the class A common stock sales were used for general corporate purposes, including funding Greenidge’s capital expenditures. As of November 14, 2021, Greenidge had cash, short term investments and fair value of cryptocurrency holdings of approximately $105 million.

Notes:

(1)
Non-GAAP measure. See the tables attached to this press release for a reconciliation from GAAP to non-GAAP measures and below for more details.
(2)
Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue.

About Greenidge Generation Holdings Inc.

Greenidge Generation Holdings Inc. (NASDAQ: GREE) is a vertically integrated bitcoin mining and power generation company. Greenidge is committed to 100% carbon-neutral bitcoin mining at all of its locations by utilizing low-carbon sources of energy and offsetting its carbon footprint. Greenidge currently operates one facility in upstate New York and plans to expand operations to multiple locations in North America.

Use of Non-GAAP Information

To provide investors and others with additional information regarding the financial results of Greenidge, we have disclosed in this release certain non-GAAP operating performance measures of Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net income. Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, which is then adjusted for stock-based compensation and other special items determined by management, including, but not limited to costs associated with the merger with Support, costs of becoming a public company (which included the costs of a coporate reorganization from an LLC, public registration of shares and associated costs) and business expansion costs. Adjusted EBITDA margin is the percentage of Adjusted EBITDA of revenue. Adjusted net income is net loss adjusted for the after-tax impacts of special items determined by management, including but not limited to costs associated with the merger with Support, costs of becoming a public company (which included the costs of a coporate reorganization from an LLC, public registration of shares and associated costs) and business expansion costs. These non-GAAP financial measures are a supplement to and not a substitute for or superior to, the Company’s results presented in accordance with U.S. GAAP. The non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures presented by other companies. Specifically, the Company believes the non-GAAP information provides useful measures to investors regarding the Company’s financial performance by excluding certain costs and expenses that the Company believes are not indicative of its core

GREE Earnings Release 11.15.21

operating results. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP. A reconciliation of the non-GAAP financial measures to U.S. GAAP results is included herein.

Forward-Looking Statements

This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future, such as statements concerning (i) the delivery of miners currently on order, including S19 XP Antminers on order with Bitmain, (ii) the development of facilities in South Carolina or Texas, (iii) future mining capacity, (iv) future electrical capacity, (v) the ability to offset carbon emissions and (vi) the ability to obtain future debt or equity financing, are forward-looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part II, Item 1A. “Risk Factors” of Greenidge’s Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.

IR: investorrelations@greenidge.com

Media: media@greenidge.com

GREE Earnings Release 11.15.21

GREE Earnings Release 11.15.21